SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant   ⌧                             Filed by a Party other than the Registrant   ◻

Check the appropriate box:

◻	Preliminary Proxy Statement

◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

◻	Definitive Proxy Statement

⌧	Definitive Additional Materials

◻	Soliciting Material under §240.14a-12

Power Integrations, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

⌧	No fee required.
◻	Fee paid previously with preliminary materials.
◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

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Online

Go to **www.investorvote.com/POWI**
or scan the QR code — login details are located in the shaded bar below.

Votes submitted electronically must be received by 1:00 a.m., Pacific Time, on May 20, 2022.

Stockholder Meeting Notice

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Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting of Stockholders to be Held on May 20, 2022

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting of stockholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and the location of the annual meeting are on the reverse side. Your vote is important!

This communication is not a form for voting and presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement, annual report to stockholders on form of proxy are available at:

www.investorvote.com/POWI

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.investorvote.com/POWI.**
Step 2: Click on the icon on the right to view meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 10, 2022 to facilitate timely delivery.

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Annual Meeting of Stockholders Notice

Power Integrations' 2022 Annual Meeting of Stockholders will be held on May 20, 2022, virtually, at 8:00 a.m. Pacific Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote "FOR" all the nominees listed and "FOR" Proposals 2 and 3.

1. To elect the Power Integrations Board of Directors' eight nominees as directors to serve until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Wendy Arienzo, Balu Balakrishnan, Nicholas E. Brathwaite, Anita Ganti, William George, Balakrishnan S. Iyer, Jennifer Lloyd and Necip Sayiner.
2. To approve, on an advisory basis, the compensation of Power Integrations' named executive officers, as disclosed in this proxy statement.
3. To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of Power Integrations for the fiscal year ending December 31, 2022.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online, vote by telephone or request a paper copy of the proxy materials to receive a proxy card.

The Annual Meeting will be held in a virtual-only format, which can be accessed at https://power.webex.com/power/onstage/g.php?MTID=ee7c7e8233218ee59037d858fdb958466 and will be accessible from the company's investor website, http://investors.power.com

Attendees are encouraged to join a few minutes prior to 8:00 a.m. to allow time for registration.

Stockholders are encouraged to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials. Stockholders of record and beneficial holders with proof of legal proxies can vote during the meeting by printing a blank ballot that will be made available on the day of the meeting at http://investors.power.com, completing it manually (including the 16-digit control number) and submitting it as instructed at the meeting.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

- **Internet** – Go to **www.investorvote.com/POWI.**
- **Phone** – Call us free of charge at 1-866-641-4276.
- **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Power Integrations" in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

  To facilitate timely delivery, requests for a paper copy of proxy materials must be received by May 10, 2022.